EXHIBIT 99.1

NGP Capital Resources Company Announces 2009 Financial Results and Portfolio Activity

HOUSTON, April 1, 2010 (GLOBE NEWSWIRE) -- NGP Capital Resources Company (Nasdaq:NGPC) (the "Company") today announced its financial results for the fourth quarter and full year of 2009.

Highlights for the year ended 2009:

Stockholders' equity: $240.2 million
Net asset value per share: $11.10

Operating Results:
Net decrease in stockholders' equity (net assets) from operations: $8.8 million
Net investment income: $9.9 million
Net realized capital loss on portfolio securities, corporate notes and commodity derivative instruments before income taxes: $14.3 million
Net increase in unrealized depreciation on portfolio securities, corporate notes and commodity derivative instruments before income taxes: $5.6 million
Dividends declared per common share: $0.64

Portfolio and Investment Activity:
New investments made in portfolio companies during period: $58.5 million
Total invested in portfolio companies at December 31, 2009: $242.7 million
Number of portfolio companies at December 31, 2009: 16

Portfolio and Investment Activity

During 2009, the Company funded investments of $58.5 million to existing portfolio companies, including a new investment of $15.0 million to ATP Oil & Gas Corporation. The Company received principal repayments, realizations and settlements of $111.8 million in 2009. From commencement of investment operations in November 2004 through December 31, 2009, the Company has invested $672.1 million in twenty-eight portfolio companies, all energy-related, and received principal repayments, realizations and settlements of $429.4 million. At December 31, 2009, the Company's targeted investment portfolio consisted of sixteen portfolio companies totaling $242.7 million.

The weighted average yield on targeted portfolio investments (exclusive of capital gains or losses) was 5.38% at December 31, 2009. The weighted average yield on investments in corporate notes was 5.82%, and on investments in cash and cash equivalents was 0.62% as of December 31, 2009. The weighted average yield on the Company's total capital invested at December 31, 2009 was 3.98%.

Due to the Company's revisions to its previously issued financial statements to correct errors principally related to net deferred tax assets and liabilities, all prior period comparisons contained within this press release reflect restated financial results.

Operating Results – Year ended December 31, 2009

Investment income totaled $24.5 million for the year ended December 31, 2009, with $23.5 million attributable to the Company's targeted portfolio investments and $1.0 million attributable to investments in corporate notes, cash and cash equivalents and fee income. Operating expenses for the year ended December 31, 2009 were $14.6 million and included $6.4 million of advisory and management and capital gains incentive fees, $2.9 million of interest expense and credit facility fees and $5.3 million of general and administrative expenses. The resulting net investment income, including a $0.02 million tax provision, was $9.9 million.

The Company had a net realized capital loss before income taxes of $14.3 million, including the $14.8 million write-off of its investment in Nighthawk Transport I, LP during the fourth quarter of 2009.

The Company experienced a net increase in unrealized depreciation before income taxes of $5.6  million, consisting of a $1.0 million decrease in targeted portfolio fair value, a $2.8 million increase in the fair value of corporate notes and a $7.4 million decrease, due to realizations, in the fair value of commodity derivative instruments.

Overall, the Company had a net decrease in stockholders' equity (net assets) resulting from operations of $8.8 million, or a decrease of $0.41 per share. After giving effect to the $0.64 per common share dividend declared during the year, stockholders' equity (net assets) per share as of December 31, 2009 was $11.10.

Because the write-off of the investment in Nighthawk Transport I, LP was treated as an ordinary loss, approximately 78% of the dividends declared in 2009 represented a return of capital for tax purposes.

Operating Results – Three months ended December 31, 2009

Investment income totaled $4.4 million for the three months ended December 31, 2009, with $4.1 million attributable to targeted portfolio investments and $0.3 million attributable to investments in corporate notes, cash and cash equivalents and fee income. Operating expenses for the period were $3.5 million and included $1.4 million of management and incentive fees, $0.3 million of interest and credit facility fees and $1.7 million of general and administrative expenses. The resulting net investment income for the fourth quarter of 2009, including a $0.03 million tax provision was $0.9 million.

During the three months ended December 31, 2009, the Company had net realized capital loss of $14.3 million before income taxes.

For the three months ended December 31, 2009, the Company experienced a net increase in unrealized appreciation before income taxes of $12.1 million, consisting of a $12.1 million increase in targeted portfolio fair value, a $0.4 million increase in the fair value of corporate notes and a $0.4 million decrease in the fair value of commodity derivative instruments.    Overall, the Company had a net decrease in stockholders' equity (net assets) resulting from operations of $2.3 million, or a decrease of $0.11 per share for the three months ended December 31, 2009 and declared dividends during the period of $0.17 per share, resulting in stockholders' equity (net assets) per share of $11.10 as of December 31, 2009.

Subsequent Events

In January 2010, the Company repaid the entire $67.5 million balance on its Investment Facility. In February 2010, the Company had a letter of credit in the amount of $2.594 million issued under the Investment Facility with respect to its investment in Alden Resources, LLC ("Alden"). In March 2010, the Company borrowed $64.9 million under the Investment Facility.  As of the date of this press release, the Investment Facility is fully drawn.

In February 2010, the Company amended its Senior Secured Credit Facility (the "Alden Facility") with Alden. The amendment provides Alden with a $3.0 million Revolving Credit Facility (the "Revolver") with initial availability of $2.7 million.  Additionally, the Company arranged a $3.25 million Letter of Credit Facility (the "L/C Facility") for Alden through SunTrust Bank.  The letter of credit under the L/C Facility was issued on behalf of Alden and guaranteed by the Company.  Initially, a $2.594 million letter of credit was issued to secure a series of reclamation bonds issued by Argo Surety.  The terms of the Revolver and L/C Facility are the same as the Alden Facility (12% cash interest, 15% PIK). As additional consideration for providing the Revolver and the L/C Facility, the Company will earn an incremental 0.5% Royalty Interest on all of Alden's revenue.

In February 2010, the Company and Black Pool Energy Partners, LLC ("Black Pool") agreed to amend the Company's Credit Agreement with Black Pool. Under the amended terms, the Company consented to Black Pool's sale of a 37.5% working interest in certain offshore wells to a third party for $7.1 million. Proceeds from the sale will be used to pay completion costs for the offshore wells, to repay debt and to retire accounts payable. As consideration for its consent, interest on the facility will increase from 12% to 15% (LIBOR + 11% with a floor of 4%).

In March 2010, the Company and Tammany Oil & Gas, LLC ("Tammany") agreed to amend the Company's Credit Agreement with Tammany. Under the amended terms, the Company extended the maturity of the Credit Agreement from March 21, 2010 to April 21, 2010. As consideration for the extension, the Company received an amendment fee of $125,000.

Conference Call at 11:00 a.m. Eastern Time on April 1, 2010

The Company invites all interested persons to participate in its conference call on April 1, 2010 at 11:00 a.m. Eastern Time. The dial-in number for the call is (877) 303-7617. International callers should dial (760) 666-3609.

The Company will maintain an audio replay of the call from 2:00 p.m. Eastern Time on April 1, 2010 through midnight April 8, 2010. The replay dial-in number is (800) 642-1687. International callers should dial (706) 645-9291. The replay pass code is 65259388. The call will also be accessible via the internet, on our Investor Relations page at www.ngpcrc.com.

NGP CAPITAL RESOURCES COMPANY
CONSOLIDATED BALANCE SHEETS

	December 31, 2009	December 31, 2008
		As Restated
Assets
Investments in portfolio securities at fair value
Control investments - majority owned
(cost: $118,590,412 and $30,570,810, respectively)	$ 72,449,620	$ 24,570,000
Affiliate investments
(cost: $30,727,367 and $46,558,058, respectively)	31,578,945	44,416,490
Non-affiliate investments
(cost: $92,832,647 and $217,303,347, respectively)	86,965,378	175,243,078
Investments in corporate notes at fair value
(cost: $11,539,564 and $11,586,899, respectively)	9,062,200	6,350,000
Investments in commodity derivative instruments at fair value
(cost: $30,100 and $774,095, respectively)	49,000	8,212,872
Total investments	200,105,143	258,792,440

Cash and cash equivalents	108,288,217	133,805,575
Accounts receivable and other current assets	2,115,663	233,549
Interest receivable	1,241,609	2,410,360
Prepaid assets	2,201,468	1,898,905
Deferred tax assets	2,979,209	1,853,612
Total current assets	116,826,166	140,202,001

Total assets	$ 316,931,309	$ 398,994,441

Liabilities and stockholders' equity (net assets)
Current liabilities
Accounts payable and accrued expenses	$ 1,098,414	$ 512,926
Management and incentive fees payable	1,415,866	2,016,214
Dividends payable	3,676,794	8,867,563
Income taxes payable	62,321	3,529,308
Current portion of long-term debt	--	75,000,000
Total current liabilities	6,253,395	89,926,011

Deferred tax liabilities	3,002,366	1,231,829
Long-term debt, less current portion	67,500,000	45,000,000

Total liabilities	76,755,761	136,157,840

Commitments and contingencies

Stockholders' equity (net assets)
Common stock, $.001 par value, 250,000,000 shares authorized; 21,628,202 shares issued and outstanding	21,628	21,628
Paid-in capital in excess of par	295,174,063	309,648,033
Undistributed net investment income (loss)	(4,944,530)	(3,296,608)
Undistributed net realized capital gain (loss)	--	2,038,312
Net unrealized appreciation (depreciation) of portfolio securities, corporate notes and commodity derivative instruments	(50,075,613)	(45,574,764)

Total stockholders' equity (net assets)	240,175,548	262,836,601

Total liabilities and stockholders' equity (net assets)	$ 316,931,309	$ 398,994,441

Net asset value per share	$ 11.10	$ 12.15

NGP CAPITAL RESOURCES COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		Year Ended	Year Ended
	December 31, 2009 unaudited	December 31, 2008 unaudited	December 31, 2009 audited	December 31, 2008 audited
		As Restated		As Restated

Investment income
Interest and dividend income:
Control investments - majority owned	$ 1,007,173	$ --	$ 1,974,727	$ 310,730
Affiliate investments	826,733	1,246,707	4,785,915	3,590,401
Non-affiliate investments	3,025,606	5,022,417	16,756,945	26,536,906
Royalty income (loss), net of amortization:
Control investments - majority owned	352,251	226,099	1,246,484	353,676
Non-affiliate investments	(976,559)	713,286	(6,465,901)	4,158,911
Commodity derivative income, net of expired options	115,905	2,590,109	5,999,932	2,315,484
Other income	77,499	57,041	221,765	194,808

Total investment income	4,428,608	9,855,659	24,519,867	37,460,916

Operating expenses
Management fees	1,415,866	2,016,214	6,437,648	7,599,298
Incentive fees	--	(2,526,011)	--	--
Professional fees	249,089	182,312	950,306	789,831
Insurance expense	191,149	198,468	791,288	794,910
Interest expense and fees	319,129	1,284,498	2,860,280	6,636,236
State and excise taxes	56,451	115,291	46,802	148,003
Other general and administrative expenses	1,243,124	704,287	3,513,897	2,846,102

Total operating expenses	3,474,808	1,975,059	14,600,221	18,814,380

Net investment income before income taxes	953,800	7,880,600	9,919,646	18,646,536

Benefit (provision) for income taxes	(34,661)	(467,144)	(19,347)	(390,195)

Net investment income	919,139	7,413,456	9,900,299	18,256,341

Net realized capital gain (loss) on investments
Net realized capital gain (loss) on portfolio securities, corporate notes and commodity derivative instruments:
Control investments - majority owned	(137,666)	950,000	(487,666)	13,286,596
Non-affiliate investments	(14,137,318)	--	(13,841,281)	5,964,494
Benefit (provision) for taxes on capital gain	(8,507)	(323,000)	110,493	(4,517,443)

Total net realized capital gain (loss) on investments	(14,283,491)	627,000	(14,218,454)	14,733,647

Net unrealized gain (loss) on investments
Net increase (decrease) in unrealized appreciation (depreciation) on portfolio securities, corporate notes and commodity derivative instruments:
Control investments - majority owned	(2,997,166)	(7,984,415)	(24,270,852)	(14,182,914)
Affiliate investments	(2,112,244)	(8,195,711)	2,993,146	(2,881,927)
Non-affiliate investments	17,171,377	(31,477,936)	15,663,528	(34,540,948)
Benefit (provision) for taxes on unrealized gain	(1,040,897)	3,054,929	1,113,329	5,196,929

Total net unrealized gain (loss) on investments	11,021,070	(44,603,133)	(4,500,849)	(46,408,860)

Net increase (decrease) in stockholders' equity
(net assets) resulting from operations	$ (2,343,282)	$ (36,562,677)	$ (8,819,004)	$ (13,418,872)

Net increase (decrease) in stockholders' equity (net assets) resulting from operations per common share	$ (0.11)	$ (1.69)	$ (0.41)	$ (0.62)

	For the Three Months Ended		For the Year Ended
Per Share Data	December 31, 2009 unaudited	December 31, 2008 unaudited	December 31, 2009 audited	December 31, 2008 audited
		As Restated		As Restated

Net asset value, beginning of period	$ 11.38	$ 14.25	$ 12.15	$ 14.14

Net increase in net assets from secondary public offering	--	--	--	0.22

Net asset value after public offering	11.38	14.25	12.15	14.52

Net investment income	0.05	0.34	0.46	0.84

Net realized and unrealized gain (loss) on portfolio securities, corporate notes and commodity derivative instruments	(0.16)	(2.03)	(0.87)	(1.44)

Net increase (decrease) in stockholders' equity (net assets) resulting from operations	(0.11)	(1.69)	(0.41)	(0.60)

Net asset value before dividends	11.27	12.56	11.74	13.76

Dividends declared	(0.17)	(0.41)	(0.64)	(1.61)

Net asset value, end of period	$ 11.10	$ 12.15	$ 11.10	$ 12.15

About NGP Capital Resources Company

NGP Capital Resources Company is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. The Company's investment portfolio is principally invested in energy related private companies. From time to time, the Company may also invest in public companies. The Company invests primarily in senior secured and mezzanine loans in furtherance of its business plan and in some instances receives equity investments in portfolio companies in connection with such investments. NGP Capital Resources Company is managed by NGP Investment Advisor, LP, an affiliate of NGP Energy Capital Management.  NGP Energy Capital Management, based in Irving, Texas, is a leading investment firm with over $9.5 billion of cumulative capital under management since inception, serving all sectors of the energy industry.

The NGP Capital Resources Company logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4362

This press release may contain forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, which could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, changes in regional, national, or international economic conditions and their impact on the industries in which we invest, or changes in the conditions of the industries in which we invest, and other factors enumerated in our filings with the Securities and Exchange Commission (the "SEC").

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks, and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in prospectuses we issue from time to time in connection with our offering of securities. Such materials are filed with the SEC and copies are available on the SEC's website, www.sec.gov. Prospective investors should read such materials carefully before investing.

INVESTMENT CONTACT: Please send investment proposals to: NGP Capital Resources Company, John Homier (jhomier@ngpcrc.com), Kelly Plato (kplato@ngpcrc.com), Dan Schockling (dschockling@ngpcrc.com), Hans Hubbard (hhubbard@ngpcrc.com), or Chris Ryals (cryals@ngpcrc.com), 713-752-0062.

CONTACT:  NGP Capital Resources Company
          Investor Relations:
          Steve Gardner
          713-752-0062
          investor_relations@ngpcrc.com